Exhibit 99.1

AAON Announces Executive Leadership Alignment
Centered Around Leading Business Units

TULSA, OK, November 22, 2024 – AAON, Inc. (NASDAQ: AAON) (“AAON” or the “Company”), is pleased to announce new alignment in its executive leadership structure as future opportunities emerge with the Company’s leading market brands, AAON and BASX. This new leadership structure will enable teams to better support the Company’s strategic growth, streamline processes, accelerate project delivery, and drive toward long-term stability.

“New opportunities are emerging as we significantly expand our production capacity and diversify our geographic footprint with the most recent news of our new Memphis facility. We’re at a defining moment and are ready to capitalize on market demands, said Matt Tobolski, President, and COO, “Our AAON product lines are at a top competitive position to make the most of the movements in our industry from a regulatory and sustainability perspective. We're also positioning our BASX product lines as a leader in the data center market.”

The Board of Directors appointed Stephen Wakefield as Executive Vice President & General Manager of the AAON products business unit and Matt Shaub as Executive Vice President & General Manager of the BASX products business unit, each effective January 1, 2025. In these roles, Wakefield and Shaub will lead product strategies for the two business units with dedicated teams around engineering, product management, and customer care, to respond quickly to market demands and focus efforts on innovation.

Wakefield has been with the Company since 1999 and most recently served as AAON Vice President and Executive Vice President of AAON Oklahoma, providing site leadership for our Oklahoma and Missouri locations. Wakefield will continue to build upon AAON’s focus on innovation, excellence, and customer-focused mindset with his extensive knowledge and experience of all aspects of the Company’s operations, engineering, and product design processes.

Matt Shaub joined AAON in January 2024 as Director of Product Management and has led efforts to enhance product management strategies for existing and new products and solutions. Shaub brings a wealth of experience and proven leadership of high-performance teams with experience in manufacturing, engineering, construction management, product management, mergers and acquisition strategy, and customer service disciplines.

“This marks a significant and intentional initiative to align our leaders and better support our operations towards long-term goals for our leading product brands, said Gary Fields, CEO, “We are committed to our customer-focused mindset and continue to innovate and respond to future market demands. Effective alignment of our leadership is vital to stay ahead of the rapidly evolving business landscape and ensure best practices in operations, supply chain, and quality across the Company.”

Other Executive Leadership Alignment
Additional Company executive leadership alignments, also effective January 1, 2025, will leverage talent, skills, resources, and organizational efficiencies with globally focused roles. Larry Honel, Vice President of Manufacturing, will lead the Company’s global manufacturing efforts and oversee site leadership at each location in Oklahoma, Texas, Missouri, Oregon, and Tennessee. Whitney Wakefield, Vice President of Manufacturing Support, will lead manufacturing support functions including quality, continuous improvement, production planning, manufacturing engineering, and capacity expansion projects. Andrew Edmondson, Vice President of Sales and Marketing, will continue to lead our sales and marketing teams, ensuring each business unit receives the support needed to expand our brand reach.

About AAON
Founded in 1988, AAON is a world leader in HVAC solutions for commercial and industrial indoor environments. The Company's industry-leading approach to designing and manufacturing highly configurable equipment to meet exact needs creates a premier ownership experience with greater efficiency, performance and long-term value. AAON is headquartered in Tulsa, Oklahoma, where its world-class innovation center and testing lab allows AAON engineers to continuously push boundaries and advance the industry. For more information, please visit www.AAON.com.

About BASX
BASX, a wholly owned subsidiary of AAON, is an industry leader in the manufacturing of high-efficiency data center cooling solutions, cleanroom systems, custom HVAC systems, and modular solutions. For the past 40 years, the BASX team has been recognized as leaders in the development of industry-changing innovation such as changes in the way fans are applied in modern air handling systems. Our team has a steadfast commitment to customer service and delivering on our promises while providing the highest quality products throughout the world. BASX's state-of-the-art manufacturing facility is located in Redmond, Oregon.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “should”, “will”, and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligations to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that could cause results to differ materially from those in the forward-looking statements include (1) the timing and extent of changes in raw material and component prices, (2) the effects of fluctuations in the commercial/industrial new construction market, (3) the timing and extent of changes in interest rates, as well as other competitive factors during the year, and (4) general economic, market or business conditions.

Contact Information
Joseph Mondillo
Director of Investor Relations
Phone (617) 877-6346
Email: joseph.mondillo@aaon.com